Exhibit 99.2

81st Annual Shareholders Meeting April 25, 2014

Andy Calamare: Welcome and Introduction Ed Hjerpe: State of the Bank A Conversation with Bob Woodward Today’s Agenda For your convenience, a copy of this presentation is available at fhlbboston.com 1

81st Annual Shareholders Meeting April 25, 2014

Cautionary Statements Regarding Forward-Looking Statements, Data, and Adjusted Information Forward-looking statements: This presentation, including the preliminary and unaudited first quarter 2014 highlights herein, uses forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are based on our expectations as of the date hereof. The words “preliminary,” “will,” “may,” “expect,” “anticipate,” “outlook,” “appear,” and similar statements and their plural, negative, past, and progressive forms as well as statements about expected developments for housing GSE reform, economic changes, housing sector projections, advances balances, and investment risk are used in this presentation to identify some, but not all, of such forward-looking statements. We caution that, by their nature, forward-looking statements involve risks and uncertainties, including, but not limited to, the application of accounting standards relating to, among other things, the amortization of discounts and premiums on financial assets, financial liabilities, and certain fair-value gains and losses; hedge accounting of derivatives and underlying financial instruments; the fair values of financial instruments, including investment securities and derivatives; and other-than-temporary impairment of investment securities, in addition to instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in interest rates, and prepayment spreads on mortgage assets. We do not undertake to update any forward-looking statement herein or that may be made from time to time on our behalf. Data: Some data set forth herein is unaudited. Data identified herein with a third-party source is provided to you without any independent verification by the Bank, and the Bank expressly disclaims any responsibility for, its accuracy, completeness or whether any additional information is necessary to make such data not materially misleading. Accordingly, you are cautioned against placing any undue reliance on such data. Non-GAAP financial information: This presentation uses non-GAAP financial information. Specifically, the Bank adjusts GAAP net income for the impact of Affordable Housing Program (AHP) and other-than-temporary impairment (OTTI) charges. Management believes this information may be informative to investors in gauging the Bank’s financial performance, identifying trends, and providing meaningful period-to-period comparisons. Annual Report: You are encouraged to read our Annual Report on Form 10-K to better understand the information in this presentation. A link to that report is available on the Security and Exchange Commission’s web site, www.sec.gov. 3

Meet the Management Committee Progress Toward Recovery Recent Financial Results Legislative and Regulatory Update Your Cooperative at Work 4 State of the Bank

Meet the Management Committee

Carol Hempfling Pratt General Counsel Timothy J. Barrett Treasurer Barry F. Gale Executive Director of HR George H. Collins Chief Risk Officer M. Susan Elliott Chief Business Officer Frank Nitkiewicz Chief Financial Officer Sean McRae Chief Information Officer 6 Our Management Committee

Progress Toward Recovery

Restore consistent profitability From $186.8 million loss in 2009 to record earnings in 2012 and 2013 More fully fund the Affordable Housing Program Two consecutive years of record-high contributions to program, including $24.2 million in 2013 Resume dividend payments Steady quarterly payouts since Q1 2011, with significant increase for the past two quarters 8 Six Post-Recession Financial Priorities Identified in 2009

Reestablish repurchase of excess stock On May 1, will have repurchased $1.05 billion in last three years Increase market value of stock to exceed 100 percent par value From 48 percent in 2008 to 120 percent in Q1 2014 Meet retained earnings target Met and exceeded minimum retained earnings target in Q3 2013 – now over $800 million 9 Six Post-Recession Financial Priorities Identified in 2009 (continued)

Recent Financial Results

11 First Quarter 2014 Financial Highlights All first quarter results are preliminary and unaudited.

Year-End and Q1 2014 Advances Balances In 1989, FIRREA expanded FHLB charter, enabling commercial banks and credit unions to join Median advances balance since FIRREA: $23.5 billion 12

13 Year-End and Q1 2014 Assets, Advances, & Investments In billions Investments Advances Assets Investments

14 Year-End and Q1 2014 Total Capital In millions

The regulatory capital ratio is capital stock (including mandatorily redeemable capital stock) plus total retained earnings as a percentage of total assets 15 Year-End and Q1 2014 Regulatory Capital Ratio Minimum

Year-End and Q1 2014 Market/Par Value of Stock 16

17 Annual and Q1 2014 Net Income *Includes $349.1 million of noncredit losses on PLMBS, subsequently reclassified to accumulated OCI upon adoption of amended accounting guidance related to OTTI. In millions

Annual and Q1 2014 Net Income Before Assessment, OTTI Charges In millions 18

19 Year-End and Q1 2014 Investments and PLMBS In billions

Annual and Q1 2014 Credit Losses (1)Includes cumulative effect of adopting FSP FAS 115-2 and FAS 124-2, January 1, 2009 In millions 20 $.5

Private-Label Mortgage-Backed Securities 21

22 Annual and Q1 2014 Return on Average Assets and Average Equity

Collateral Valuation Bank increased maximum values of several collateral types that have potential to increase borrowing capacity Agency-issued MBS, collateralized mortgage obligations, multifamily and commercial real estate loans New Collateral Options Bank continues to expand collateral options and now accepts non-agency commercial MBS to secure all extensions of credit External Audit Opinion Letters Audit opinion on sufficient collateral no longer required due to more frequent on-site reviews Prepayments In response to member request, Bank now allows prepayment of short-term advances and floating-rate advances 23 At Your Request: Changes to Enhance Membership Value

Participate in our Fast Track surveys Top 3 strategies: increase commercial lending, increase residential lending, reduce operating expenses Top 3 challenges: regulatory burden, residential mortgage demand, net interest margin We rely on the important input of the Member Advisory Panel Over 70 member CEOs and CFOs participated in yesterday’s roundtable discussion and dinner Join us at one of our upcoming member outreach/golf events June 30: Rhode Island CC, Barrington, Rhode Island September 29: Wentworth by the Sea CC, Rye, New Hampshire 24 We Value Your Ideas

Legislative and Regulatory Update

GSE reform legislation has picked up momentum in recent weeks, but outlook remains uncertain in divided Congress Chairman Tim Johnson (D-SD) and Ranking Member Mike Crapo (R-ID) released bill in March and hope to schedule committee vote next week On House side, PATH Act approved by Financial Services Committee, and HOME Forward Act proposed by Rep. Maxine Waters Mel Watt sworn in as Director of the FHFA in January 26 Housing Finance Reform Update

Our role and regional cooperative structure must be preserved Support housing, provide low-cost funding and liquidity to members through secured wholesale lending and other services We must have authority to build upon existing mortgage programs Improve members’ access to the secondary markets; expand aggregator role We should have the option to be an approved guarantor of mortgage loans in the future In addition, the Affordable Housing Program, current investment authorities, and conditions of membership must be preserved 27 FHLBanks’ Positions on Housing Finance Reform

Your Cooperative at Work

29 Flexible. Engaged. Easy. NH Laura Jacobi Lake Sunapee Bank CT Richard E. McDonald and Treasury staff Webster Bank RI George J. Charrette Pawtucket Credit Union

30 Reliable. Critical. Helpful. Valuable. ME Leo R. Sagan Jr. Westfield Bank MA Larry L. Barker Machias Savings Bank VT Timothy Ross and Ed Sulva Northfield Savings Bank VT Donald P. Messier National Life Group

We provide the reliable liquidity, term funding, and business solutions you need in all economic environments Achieving our financial priorities has strengthened our balance sheet and led to a stable and growing return on your investment We are well positioned to respond quickly and effectively to emerging opportunities and risks, including legislative and regulatory developments 31 Your Cooperative at Work

We have the tools you need to manage your balance sheet and serve your communities in every business cycle. Put your cooperative to work for you! Your Cooperative at Work 32

81st Annual Shareholders Meeting April 25, 2014